INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Alexander & Alexander Services Inc. Registration Statement Nos. 2-98915 and 33-10440 on Form
S-4; Registration Statement No. 33-5316 on Form S-3; Registration Statement Nos. 2-68206, 2-94427, 33-16608, 2-86820, 33-16609,33-8152, 33-25580 and
33-60054 on Form S-8; and Registration Statement Nos. 2-97056, 2-97057 and 2-97734 on Form S-14 of our reports dated February 25, 1994 appearing in and incorporated by reference in the Annual Report on Form 10-K of Alexander & Alexander Services Inc. for the year ended December 31, 1993.


Deloitte & Touche
Baltimore, Maryland
March 31, 1994